Exhibit 99


                     [Commonwealth Bancorp, Inc. Logo]



For release:   IMMEDIATELY
Contact:  Charles M. Johnston, Chief Financial Officer (610) 313-2189

COMMONWEALTH BANCORP, INC. REPORTS RECORD EARNINGS PER SHARE FOR THIRD QUARTER 2000

NORRISTOWN, PA, OCTOBER 17, 2000 - Commonwealth Bancorp, Inc. (NASDAQ: CMSB), today reported net income of $4.0 million, or $0.37 per common share on a diluted basis, for the third quarter of 2000, compared to net income of $4.4 million, or $0.36 per common share on a diluted basis, for the third quarter of 1999. The third quarter 1999 financial results reflected a $1.2 million (after-tax) net gain on the sale of mortgage servicing rights. This gain was offset, in part, by a $0.4 million (after-tax) charge primarily relating to computer hardware and software upgrades and a $0.2 million (after-tax) loss on the sale of securities. Exclusive of these items, net income would have been $3.8 million, or $0.32 per share on a diluted basis, for the quarter ended September 30, 1999.

For the nine months ended September 30, 2000, net income was $11.2 million, or $1.02 per common share on a diluted basis, compared to net income of $12.8 million, or $0.99 per common share on a diluted basis, for the nine months ended September 30, 1999. In addition to the above factors affecting the third quarter 1999 results, net income for the nine months of 1999 included a $0.7 million (after-tax) gain on the sale of two branches in Lebanon County, Pennsylvania. This gain was offset, in part, by a $0.3 million (after-tax) charge relating to certain assets acquired in the 1996 acquisition of 12 branches in Lebanon and Berks Counties, Pennsylvania. Exclusive of these items, net income would have been $11.9 million, or $0.91 per share on a diluted basis, for the nine months ended September 30, 1999.

On a business segment basis, net income from Community Banking, exclusive of the above items, increased from $3.3 million, or $0.27 per common share, in the third quarter of 1999, to $4.0 million, or $0.37 per common share, in the third quarter of 2000. Exclusive of the $1.2 million (after-tax) net gain on the sale of mortgage servicing rights, net income from Mortgage Banking decreased from $0.5 million, or $0.04 per common share, in the third quarter of 1999, to essentially breakeven in the third quarter of 2000.

Net income from Community Banking, exclusive of the above items, increased from $8.8 million, or $0.68 per common share, for the nine months ended September 30, 1999, to $11.7 million, or $1.06 per common share, for the nine months ended September 30, 2000. Net income from Mortgage Banking, exclusive of the $1.2 million (after-tax) net gain on the sale of mortgage servicing rights, decreased from $3.0 million, or $0.23 per common share, for the nine months ended September 30, 1999, to a loss of $0.4 million, or $0.04 per common share, for the nine months ended September 30, 2000.

"Commonwealth continued to achieve outstanding results in Community Banking," stated Charles H. Meacham, Commonwealth's Chairman and Chief Executive Officer. He added, "Compared to the third quarter of 1999, average consumer loans increased 25% to $361 million and average commercial loans increased 31% to $218 million. This contributed to the strong improvement in Commonwealth's net interest margin, which was 4.29% in the third quarter of 2000, compared to 3.73% in the third quarter of 1999." He continued, "We are also pleased that Mortgage Banking achieved breakeven results in the third quarter despite a generally unfavorable interest rate environment for mortgage originations."


COMMONWEALTH BANCORP, INC.
Mailing Address:   P.O. Box 2100, Valley Forge, PA 19482-2100
Shipping Address:  2 West Lafayette Street, Norristown, PA 19401-4758
                   610-313-1600


Net interest income was $18.4 million in the third quarter of 2000, compared to $17.6 million in the third quarter of 1999. For the nine months ended September 30, 2000, net interest income was $54.9 million, versus $53.0 million for the comparable period in 1999. These increases were primarily attributable to a higher net interest margin, which was partially offset by a decrease in average interest earning assets.

The net interest margin on a fully taxable equivalent basis was 4.29% in the third quarter of 2000, compared to 3.73% in the third quarter of 1999. The increase was primarily attributable to a 0.60% increase in the yield on interest-earning assets, which was primarily attributable to higher market interest rates and a favorable change in investment mix, involving an increase in higher yielding consumer and commercial loans, and a decrease in lower yielding mortgage loans and securities.

For the nine months ended September 30, 2000, the net interest margin on a fully taxable equivalent basis was 4.24%, versus 3.58% in the comparable 1999 period. The increase was primarily attributable to a 0.58% increase in the yield on interest-earning assets, which was primarily attributable to the same factors responsible for the increase in the third quarter of 2000. Also contributing to the increase in net interest margin for the first nine months of 2000 was a 0.12% decrease in the cost of interest-bearing liabilities relative to the comparable period in 1999. The decrease in the cost of interest-bearing liabilities was primarily related to a decrease in higher costing certificates and wholesale borrowings.

Noninterest income totaled $6.0 million in the third quarter of 2000, compared to $7.8 million in the third quarter of 1999. The decrease primarily reflected a $1.6 million net gain on sale of mortgage servicing rights during the third quarter of 1999, and a $0.7 million decrease in the net gain on sale of mortgage loans. The latter was primarily attributable to a decrease in mortgage originations due to generally higher market interest rates. Also during the third quarter of 2000, servicing fees decreased by $0.7 million relating to the sale of mortgage servicing rights during the third quarter of 1999. The above decreases were partially offset by a $0.5 million increase in deposit fees and related income, a $0.4 million increase in Tyler Wealth Counselors' revenue, and a $0.3 million increase in the net gain on sale of securities. The increase in deposit fees was primarily attributable to an increase in transaction accounts and the increase in Tyler Wealth Counselors' revenue was related to the acquisition of certain business interests of Tyler Consulting, Inc. during the first quarter of 2000.

Noninterest income was $16.4 million for the first nine months of 2000, compared to $23.4 million for the same 1999 period. In addition to the factors relating to the third quarter, the decrease was also attributable to a $1.0 million gain on the sale of two branches in Lebanon County, Pennsylvania, during the second quarter of 1999.

Noninterest expense was $17.7 million in the third quarter of 2000, compared to $18.3 million in the third quarter of 1999. The decrease was primarily attributable to a $0.6 million charge during the third quarter of 1999, primarily relating to computer hardware and software upgrades, and a decrease in mortgage banking expenses.

Noninterest expense was $52.4 million for the nine months ended September 30, 2000, compared to $55.4 million for the same period in 1999. The decrease was primarily attributable to the same factors responsible for the decrease in the third quarter of 2000. Also contributing to the decrease was a $0.5 million nonrecurring charge in the second quarter of 1999 relating to certain assets acquired in the 1996 acquisition of 12 branches in Lebanon and Berks Counties, Pennsylvania, as well as lower expenses relating to certain stock benefit plans.


Provision for loan losses totaled $1.3 million and $3.6 million in the third quarter and nine months ended September 30, 2000, respectively. The provision for loan losses totaled $1.0 million and $3.0 million in the third quarter and nine months ended September 30, 1999, respectively. At September 30, 2000, the allowance for loan losses totaled $10.9 million, or 0.76% of loans, compared to $10.5 million, or 0.76% of loans, at December 31, 1999.

Net credit losses totaled $1.0 million, or 0.28% of average loans in the third quarter of 2000. This compared to $0.8 million, or 0.24% of average loans in the third quarter of 1999. For the nine months ended September 30, 2000, net credit losses totaled $3.2 million, or 0.30% of average loans, compared to $2.4 million, or 0.24%, in the same 1999 period. The increases were primarily related to an increase in consumer net credit losses, which were $0.9 million and $3.0 million in the third quarter and nine months ended September 30, 2000, compared to $0.5 million and $1.3 million in the third quarter and nine months ended September 30, 1999.

Nonperforming assets totaled $10.9 million, or 0.59% of assets at September 30, 2000, compared to $10.4 million, or 0.54%, at December 31, 1999.

Provision for income taxes was $1.5 million, or 26.5% of income before income taxes in the third quarter of 2000, compared to $1.8 million, or 29%, in the third quarter of 1999. For the first nine months of 2000, provision for income taxes was $4.1 million, or 26.5% of income before income taxes, compared to $5.2 million, or 29%, in the first nine months of 1999. The decrease in the effective tax rate in the third quarter and first nine months of 2000, relative to the comparable periods in 1999, was primarily attributable to lower pre-tax income, which resulted in a higher relative percentage of tax-advantaged income to total income.

The Bank's core and risk-based capital ratios were 6.9% and 11.2%, respectively, at September 30, 2000, compared to 6.4% and 11.3%, respectively, at December 31, 1999. As of September 30, 2000, the Bank was in full compliance with all regulatory capital requirements.

Commonwealth Bancorp, Inc., with consolidated assets of $1.8 billion, is the holding company for Commonwealth Bank, which has 60 branches throughout southeast Pennsylvania. ComNet Mortgage Services, a division of Commonwealth Bank, has offices in Pennsylvania, Maryland and New Jersey. ComNet also operates under the trade name of Homestead Mortgage in Maryland.

Certain statements contained herein may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Actual results could differ materially from those indicated in such statements due to risks, uncertainties and changes with respect to a variety of market and other factors.

Detailed supplemental information follows.



                           Commonwealth Bancorp, Inc. and Subsidiaries
                                 Consolidated Statements of Income
                       (in thousands, except share and per share amounts)



                                          For the Quarter               For the Nine Months
                                        Ended September 30,             Ended September 30,
                                        2000           1999             2000           1999
                                     -----------   -----------       -----------   -----------
                                           (Unaudited)                      (Unaudited)

Interest income:
 Interest on loans                     $29,149       $26,270           $84,871       $78,713
 Interest and dividends on deposits
  and money market investments             506         1,025             1,477         2,921
 Interest on investment securities         262         1,616             1,757         5,478
 Interest on mortgage-backed             4,191         5,719            13,518        20,208
  securities                           -------       -------           -------       -------

     Total interest income              34,108        34,630           101,623       107,320

Interest expense:
 Interest on deposits                   12,206        12,911            36,781        40,247
 Interest on notes payable and
  other borrowings                       3,486         4,079             9,894        14,109
                                       -------       -------           -------       -------
     Total interest expense             15,692        16,990            46,675        54,356
                                       -------       -------           -------       -------
     Net interest income                18,416        17,640            54,948        52,964

Provision for loan losses                1,300         1,000             3,625         3,000
                                       -------       -------           -------       -------
     Net interest income after
      provision for loan losses         17,116        16,640            51,323        49,964

Noninterest income:
 Deposit fees and related income         3,040         2,557             8,700         7,237
 Servicing fees                            181           873               601         2,818
 Net gain on sale of mortgage loans      1,565         2,276             3,661         9,043
 Net gain (loss) on sale of
  securities                                45          (250)               45          (250)
 Other                                   1,186         2,379             3,365         4,601
                                       -------       -------           -------       -------
     Total noninterest income            6,017         7,835            16,372        23,449
                                       -------       -------           -------       -------
Noninterest expense:
 Compensation and employee benefits      8,960         9,212            26,401        28,028
 Occupancy and office operations         2,747         3,170             8,158         8,675
 Amortization of intangible assets       1,239         1,156             3,689         3,666
 Other                                   4,704         4,799            14,144        14,982
                                       -------       -------           -------       -------
     Total noninterest expense          17,650        18,337            52,392        55,351
                                       -------       -------           -------       -------
     Income before income taxes          5,483         6,138            15,303        18,062

Income tax provision                     1,453         1,780             4,055         5,238
                                       -------       -------           -------       -------
Net income                              $4,030        $4,358           $11,248       $12,824
                                    ==========    ==========        ==========    ==========
Basic weighted average number of
 shares outstanding                 10,739,425    11,485,514        10,782,377    12,585,631
                                    ==========    ==========        ==========    ==========
Basic earnings per share                 $0.38         $0.38             $1.04         $1.02
                                    ==========    ==========        ==========    ==========
Diluted weighted average number of
 shares outstanding                 11,009,790    11,983,616        11,041,710    13,000,245
                                    ==========    ==========        ==========    ==========
Diluted earnings per share               $0.37         $0.36             $1.02         $0.99
                                    ==========    ==========        ==========    ==========

                 Commonwealth Bancorp, Inc. and Subsidiaries
                        Consolidated Balance Sheets
             (in thousands, except share and per share amounts)

                                               September 30,       December 31,
                                                   2000                1999
                                               -------------       ------------
                                                (Unaudited)
Assets:
Cash and due from banks                              $57,638            $54,677
Interest-bearing deposits                                  -              3,499
Short-term investments available for sale                 48              3,575
Mortgage loans held for sale                          33,029             24,005
Investment securities
 Securities available for sale (cost of $12,815
  and $68,301, respectively), at market value         13,347             68,219
Mortgage-backed securities
 Securities held to maturity (market value of
  $-- and $92,965, respectively), at cost                  -             93,674
 Securities available for sale (cost of $213,808
  and $202,076, respectively), at market value       211,838            197,280
Loans receivable, net                              1,414,833          1,361,430
Accrued interest receivable, net                       9,150              9,499
FHLB stock, at cost                                   18,400             18,400
Premises and equipment, net                           15,456             15,535
Intangible assets                                     31,688             33,048
Other assets, including net deferred taxes of
 $6,197 and $7,460, respectively                      38,731             39,555
                                                  ----------         ----------
             Total assets                         $1,844,158         $1,922,396
                                                  ==========         ==========
Liabilities:
Deposits                                          $1,432,651         $1,503,746
Notes payable and other borrowings:
 Secured notes due to Federal Home Loan
  Bank of Pittsburgh                                 173,256            127,000
 Securities sold under agreements to
  repurchase                                          25,000            100,000
 Other borrowings                                     18,974              9,076
Advances from borrowers for taxes and
 insurance                                             6,250              9,326
Accrued interest payable, accrued
 expenses and other liabilities                       30,857             20,883
                                                  ----------         ----------
             Total liabilities                     1,686,988          1,770,031
                                                  ----------         ----------

Commitments and contingencies

Shareholders' equity:
Preferred stock, $0.10 par value;
 5,000,000 shares authorized; none issued                  -                  -
Common stock, $0.10 par value; 30,000,000
 shares authorized;
 18,068,127 shares issued and 11,495,653
  outstanding at September 30, 2000
 18,068,127 shares issued and 11,934,695
  outstanding at December 31, 1999                     1,807              1,807
Additional paid-in capital                           137,402            136,966
Retained earnings                                    143,258            135,780
Unearned stock benefit plan compensation              (7,073)            (8,504)
Accumulated other comprehensive loss                    (918)            (3,171)
Treasury stock, at cost; 6,572,474 and
 6,133,432 shares, respectively                     (117,306)          (110,513)
                                                   ----------         ----------
             Total shareholders' equity              157,170            152,365
                                                   ----------         ----------
             Total liabilities and
              shareholders' equity                $1,844,158         $1,922,396
                                                   ==========         ==========


                                 Commonwealth Bancorp, Inc. and Subsidiaries
                                          Selected Financial Data
                                  (in thousands, except per share data)

                                                   For the Quarter Ended            For the Nine Months Ended
                                                 --------------------------         -------------------------
                                                 9/30/00            9/30/99         9/30/00           9/30/99
                                                 --------------------------         -------------------------
                                                        (Unaudited)                        (Unaudited)

BALANCE SHEET DATA:
Average Mortgage Loans                           $867,018          $907,437         $872,893         $956,210
Average Consumer Loans                            361,219           287,957          344,306          267,501
Average Commercial Loans                          217,800           166,830          204,897          150,937
Average Loans                                   1,446,037         1,362,224        1,422,096        1,374,648
Average Interest-Earning Assets                 1,723,873         1,885,497        1,743,013        1,985,330
Average Assets                                  1,870,952         2,043,914        1,878,509        2,140,055

Average Core Deposits                             951,915           966,150          946,642          959,353
Average Certificates of Deposit                   504,436           580,739          526,518          623,788
Average Deposits                                1,456,351         1,546,889        1,473,160        1,583,141
Average Interest-Bearing Liabilities            1,681,136         1,829,756        1,693,489        1,911,264
Average Shareholders' Equity                      153,828           159,434          151,810          177,479


OPERATING DATA:
Annualized Return on Assets                         0.86%             0.85%            0.80%            0.80%
Annualized Return on Equity                        10.42%            10.84%            9.90%            9.66%

Mortgage Originations                            $105,335          $143,690         $291,905         $512,686

Average Yield on Mortgage Loans (a)                 7.30%             7.15%            7.32%            7.19%
Average Yield on Consumer Loans (a)                 9.24%             8.78%            9.13%            8.87%
Average Yield on Commercial Loans (a)               9.09%             8.62%            8.95%            8.57%
Average Yield on Loans (a)                          8.05%             7.67%            7.99%            7.67%
Average Yield on Interest-Earning Assets (a)        7.91%             7.31%            7.82%            7.24%

Average Cost of Core Deposits                       2.33%             2.29%            2.36%            2.30%
Average Cost of Certificates of Deposit             5.24%             5.01%            5.09%            5.08%
Average Cost of Deposits                            3.33%             3.31%            3.34%            3.40%
Average Cost of Interest-Bearing Liabilities        3.71%             3.68%            3.68%            3.80%
Net Interest Margin (a)                             4.29%             3.73%            4.24%            3.58%



Period End Book Value Per Share                    $13.67            $12.58           $13.67           $12.58
Period End Tangible Book Value Per Share            10.92              9.72            10.92             9.72
Period End Nonperforming Loans                      8,040             7,470            8,040            7,470
Period End Nonperforming Assets                    10,867             8,190           10,867            8,190



 (a) Taxable equivalent basis